Exhibit 32.1

AYTU BIOSCIENCE, INC.

Certification Pursuant to 18 U.S.C. Section 1350, as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the filing of the quarterly report on Form 10-Q for the quarter ended December 31, 2019 (the “Report”) by Aytu BioScience, Inc. (the “Company”), each of the undersigned hereby certifies that:

1.
The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and

2.
The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: February 14, 2020	By:	/s/ Joshua R. Disbrow
Joshua R. Disbrow
Chief Executive Officer (principal executive officer)

Date: February 14, 2020	By:	/s/ David A. Green
David A. Green
Chief Financial Officer (principal financial and accounting officer)